Exhibit 99.1

FOR IMMEDIATE RELEASE

iCAD COMPLETES $15 MILLION FINANCING

Company in strong financial condition and positioned for growth and expansion

NASHUA, N.H. (January 3, 2012) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today announced that it has entered into a five year, $15 million debt facility agreement (“the Agreement”) with Deerfield Management Company LP, a leading healthcare investment fund. Under the terms of the Agreement, the Company will issue a $15 million principal amount senior secured 5.75% note; will enter into a Revenue Purchase Agreement; and will issue warrants to purchase 2,250,000 shares of iCAD Common Stock, plus an additional 500,000 shares of Common Stock if the Agreement is extended.

“We are pleased to enter into this transaction with Deerfield Management. This financing immediately strengthens iCAD’s cash position and enables the company to focus on achieving its long-term objectives for growth and expansion,” said Ken Ferry, President and CEO of iCAD. “We are confident iCAD is now in a strong position to grow our business, including the rollout of our new intra-operative radiation therapy (IORT) technology for early stage cancer treatment, as we pursue our strategic goal to be a leader in image analysis, workflow and radiation therapy solutions for early stage cancer.”

“We see significant opportunity in iCAD based on its broad portfolio of innovative products addressing early stage cancer, from detection to treatment and therapy monitoring. iCAD’s strong customer base, along with the company’s potential to establish a leadership position in new developing markets, makes iCAD an attractive investment for our firm,” said Howard P. Furst, MD, Partner, Deerfield Management.

Further information with respect to this transaction is contained in a Form 8-K filed with the Securities and Exchange Commission.

About iCAD, Inc.

iCAD, Inc. an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of cancer. iCAD offers a comprehensive range of high-performance, upgradeable Computer-Aided Detection (CAD) systems and workflow solutions for mammography, Magnetic Resonance Imaging (MRI) and Computed Tomography (CT). iCAD recently acquired Xoft, Inc., developer of the Axxent® eBx™ electronic brachytherapy system (eBx). Axxent uses isotope-free, miniaturized X-ray tube technology and is FDA-cleared for treatment of early stage breast cancer, skin cancer and endometrial cancer. The Axxent System is also cleared for use in the treatment of other cancers or conditions where radiation therapy is indicated including Intraoperative Radiation Therapy (IORT). For more information, call (877) iCADnow or visit www.icadmed.com.

For iCAD, contact Kevin Burns at 937-431-7967 or via email at kburns@icadmed.com

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 x6604 or via

email at afields@lhai.com

For iCAD media inquiries, contact Rachel Gross of Schwartz MSL at 781-684-0770 or via email at iCAD@schwartzmsl.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to defend itself in litigation matters, the risks relating to the Company’s acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD’s and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction, the risks of uncertainty of patent protection; the impact of supply and manufacturing constraints or difficulties; product market acceptance; possible technological obsolescence; increased competition; customer concentration; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

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